THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES IN CANADA BEFORE APRIL 28, 2006"

CONFIDENTIAL
PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (“Agreement”) is made this 28th day of December, 2005, by and between CLEARLY CANADIAN BEVERAGE CORPORATION (the "Company"), a British Columbia corporation with an address at 2489 Bellevue Avenue West, Vancouver, British Columbia, Canada V7V 1E1, and BG CAPITAL GROUP LTD. (the “Subscriber”), a Bahamian corporation with an address at Slot #2000 A.P. 59223, Nassau, The Bahamas.

1.                               Subscription

1.1                             On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Subscriber hereby irrevocably subscribes for and agrees to purchase one unit (the “Unit”) from the Company, and the Company agrees to sell the Unit to the Subscriber, with the Unit to consist of the following:

(a)	680,000 shares of common stock in the capital of the Company (each a "Share" and collectively the “Shares”);

(b)	4,250,000 non-transferable Series “A” share purchase warrants (the “Series A Warrants”);

(c)	4,250,000 non-transferable Series “B” share purchase warrants (the “Series B Warrants”);

(d)	4,250,000 non-transferable Series “C” share purchase warrants (the “Series C Warrants”); and

(e)	4,250,000 non-transferable Series “D” share purchase warrants (the “Series D Warrants”),

for an aggregate purchase price for the Unit (such subscription and agreement to purchase being the “Subscription”) of $850,000 (the “Subscription Proceeds”).

1.2                             Each Series A Warrant will entitle the Subscriber to purchase one share of the Company’s common stock at a purchase price of $1.25 per share during the period (the “Series A Exercise Period”) beginning on the Closing Date and ending on December 31, 2006.

1.3                             Upon vesting, each Series B Warrant will entitle the Subscriber to purchase one share of the Company’s common stock at a purchase price of $1.50 per share during the period (the “Series B Exercise Period”) beginning on the date they vest (the “Series B Vesting Date”) and expiring on the first anniversary of the

Series B Vesting Date (the “Series B Expiration Date”). The Series B Vesting Date shall be the date upon which the last of the 5,000,000 Series A Warrants issued, in the aggregate, to the group of investors comprised of the Subscriber, Brent Lokash, Douglas L. Mason and Gladys Jenks (collectively, the “Investor Group”) is exercised; provided, however, that if the Investor Group does not exercise all 5,000,000 of the Series A Warrants issued to them prior to the expiration of the Series A Exercise Period, none of the Series B Warrants, the Series C Warrants or the Series D Warrants shall vest and all of them shall become void and be of no further force or effect from and after December 31, 2006 at 5:00 p.m., Pacific Standard Time. From and after the date upon which the Subscriber shall have sold an aggregate of 3,657,506 shares of the Company’s common stock (measured from the date of this Subscription Agreement forward), the Subscriber shall:

(a)	exercise one Series A Warrant for each two shares of the Company’s common stock sold by the Subscriber until all of the Series A Warrants have been exercised; and

(b)

beginning on the Series B Vesting Date and ending on the earlier of (i) the Series B Expiration Date or (ii) the date upon which the last of the Series B Warrants are exercised, exercise one Series B Warrant for each two shares of the Company’s common stock sold by the Subscriber during that period.

1.4                             Upon vesting, each Series C Warrant will entitle the Subscriber to purchase one share of the Company’s common stock at a purchase price of $2.00 per share during the period (the “Series C Exercise Period”) beginning on the date they vest (the “Series C Vesting Date”) and expiring on the first anniversary of the Series C Vesting Date (the “Series C Expiration Date”). The Series C Vesting Date shall be the date upon which the Investor Group exercises the last of the 5,000,000 Series B Warrants issued to them in the aggregate; provided, however, that if the Investor Group does not exercise all 5,000,000 of the Series B Warrants issued to them prior to the expiration of the Series B Exercise Period, none of the Series C Warrants or the Series D Warrants shall vest and all of them shall become void and be of no further force or effect from and after the Series B Expiration Date.

1.5                             Upon vesting, each Series D Warrant will entitle the Subscriber to purchase one share of the Company’s common stock at a purchase price of $4.50 per share during the period (the “Series D Exercise Period”) beginning on the date they vest (the “Series D Vesting Date”) and expiring on the first anniversary of the Series D Vesting Date. The Series D Vesting Date shall be the date upon which the Investor Group exercises the last of the 5,000,000 Series C Warrants issued to them in the aggregate; provided, however, that if the Subscriber does not exercise all 5,000,000 of the Series C Warrants issued to them prior to the expiration of the Series C Exercise Period, none of the Series D Warrants shall vest and all of them shall become void and be of no further force or effect from and after the Series C Expiration Date.

1.6                             The Series A Warrants, the Series B Warrants, the Series C Warrants and the Series D Warrants (collectively, the “Warrants”) shall be evidenced by, and shall be subject to the terms of, a warrant certificate in the form attached hereto as Exhibit B-1, B-2, B-3 and B-4, respectively.

1.7                             The Subscriber shall provide a written report to the Company every 10 calendar days detailing all sales of shares of the Company’s common stock sold by the Subscriber until all of the Series A Warrants and, if they vest, all of the Series B Warrants, have been exercised or until the Series B Expiration Date, whichever first occurs. The form of this report shall be as agreed by the parties; provided however that the Company acknowledges that a report provided in the form of the insider trading reports filed or to be filed by the Subscriber (or any affiliate of the Subscriber) from time-to-time with the Canadian regulatory authorities shall meet the requirements as to form of this subsection 1.7.

1.8                             The Shares, the Warrants and the common shares of the Company that may be issued upon the exercise of any of the Warrants (collectively, the “Warrant Shares”), may collectively be hereinafter referred to as the "Securities".

2.                               Payment

2.1                             The Subscription Proceeds shall be paid at the Closing (as hereinafter defined) by application of the proceeds of a wire transfer heretofore sent to the Company, receipt of which is hereby acknowledged by the Company.

3.                               Miscellaneous Covenants

3.1                             The Subscriber shall complete, sign and return to the Company, at or prior to Closing, a Canadian Investor Certificate in the form attached hereto as Exhibit A.

3.2                             The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by any regulatory authorities and applicable law.

3.3                             At a meeting (the “Meeting”) of the stockholders of the Company following the Closing (as hereinafter defined), the Company shall ask the shareholders to consider and vote upon (on a majority of the minority basis) an amendment to the Company’s Articles to designate rights and restrictions for a new class of variable multiple voting shares of the Company (the “Variable Voting Shares”) that would give to the holder a variable multiple voting right and effect the intent described in this Section 3.2, below. If this resolution is approved by the shareholders of the Company, then the Subscriber shall, on the day following the Meeting (the “Conversion Date”), convert all of the Class B Preferred Shares of the Company now owned by it (the “Class B Shares”) into such number of common shares of the Company (the “Conversion Shares”) as the Subscriber is then entitled to receive pursuant to the rights and restrictions attached to the Class B Shares; provided, however, that (a) such number of Conversion Shares shall be calculated without adjustment for any of the Shares or Warrants issued pursuant to this Subscription Agreement or to the additional aggregate total of 160,000 common shares and 4,000,000 warrants issued or to be issued by the Company to the members of the Investor Group, and (b) the number of the Conversion Shares shall not, in any event, exceed 8,000,000. Upon conversion of the Class B Shares, the Company shall issue, in addition to the Conversion Shares, such number of Variable Voting Shares as shall, at the Conversion Date, give to the Subscriber a number of votes equal to 50% of the then issued and outstanding number of shares of common stock of the Company (as adjusted to account for the Conversion Shares).

3.4                             Adjustments

                                 The number of Common Shares comprising the Conversion Shares will be subject to adjustment:

(a)

if and when, prior to the Conversion Date, the Common Shares at any time outstanding are subdivided into a greater or consolidated into a lesser number of Common Shares the number of Common Shares deliverable upon the Conversion will be increased or decreased proportionately as the case may be; or

(b)

(i) in case of any capital reorganization or of any reclassification of the capital of the Company or in the case of the consolidation, merger or amalgamation of the Company with or into any other company (hereinafter collectively referred to as a “Reorganization”), the Conversion Shares will after such Reorganization confer the right to acquire the number of shares or other securities of the Company (or of the company resulting from such Reorganization) which the Subscriber would have been entitled to upon Reorganization if the Subscriber had been a shareholder at the time of such Reorganization.

3.5                             The adjustments provided for in Section 3.4, above, are cumulative and will become effective immediately after the record date for or, if no record date is fixed, the effective date of the event which results in such adjustments.

4.                               Closing

4.1                             Closing of the offering of the Securities (the “Closing”) shall occur on December 28, 2005, or on such other date as may be determined by the parties (the “Closing Date”).

5.                               Acknowledgements of Subscriber

5.1                             The Subscriber acknowledges and agrees that:

(a)

none of the Securities have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(b)	the Subscriber acknowledges that, except as specifically provided in this Agreement, the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;

(c)	the decision to execute this Agreement and acquire the Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company;

(d)

the decision to execute this Agreement and acquire the Unit agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company except as set forth in this Agreement, and such decision is based entirely upon the terms of this Agreement and a review of any public information which has been filed by the Company on EDGAR, the internet database maintained by the Securities and Exchange Commission (the "SEC") or on SEDAR, the internet data base maintained by the Canadian Securities Administrators, in compliance, or intended compliance, with applicable securities legislation;

(e)

the Subscriber has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares or the Warrant Shares (collectively, the "Offering Shares"); provided, however, that the Subscriber may sell or otherwise dispose of any of the Offering Shares pursuant to registration thereof under the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(f)

the Subscriber and the Subscriber’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(g)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Subscriber, the Subscriber’s lawyer and/or advisor(s);

(h)	the Company is entitled to rely on the representations and warranties of the Subscriber contained in this Agreement and the Subscriber will hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from any loss or damage it or they may suffer as a result of the Subscriber's failure to correctly complete this Subscription Agreement;

(i)

the Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(j)

none of the Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Securities will become listed on any stock exchange or automated dealer quotation system; except that currently the common shares of the Company are quoted for trading on the National Association of Securities Dealers Inc.'s OTC Bulletin Board (the "OTCBB");

(k)

the Company will refuse to register any transfer of the Offering Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with any other applicable securities laws;

(l)

the statutory and regulatory basis for the exemption claimed for the offer and sale of the Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act;

(m)

the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

	(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and

	(ii)	applicable resale restrictions; and

(n)

in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Subscriber's ability to resell any of the Shares or Warrant Shares under the Securities Act (British Columbia) (the "B.C. Act"), the Securities Act (Ontario) (the “Ontario Act”) and National Instrument 45-102 adopted by the British Columbia Securities Commission (the "BCSC") and the Ontario Securities Commission (the “OSC”);

(o)

the Company has advised the Subscriber that the Company is relying on one of the exemptions identified in the Canadian National Instrument 45-106, entitled "Prospectus and Registration Exemptions" ("NI 45-106"), promulgated under both the B.C. Act and the Ontario Act, and is therefore not required to provide the Subscriber with a prospectus to issue the Shares and Warrants and, as a consequence of acquiring the Shares and Warrants pursuant to such exemption certain protections, rights and remedies provided by the applicable securities legislation of British Columbia and Ontario, including statutory rights of rescission or damages, will not be available to the Subscriber;

(p)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of any of the Securities;

(q)	no documents in connection with the sale of the Unit hereunder have been reviewed by the SEC or any state securities administrators;

(r)	there is no government or other insurance covering any of the Securities;

(s)	this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

6.                               Representations, Warranties and Covenants of the Subscriber

6.1                             The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a)

the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

(b)

the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(c)	the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(d)	the Subscriber is not a U.S. Person;

(e)	the Subscriber is not acquiring the Securities for the account or benefit of, directly or indirectly, any U.S. Person;

(f)	the Subscriber is resident in the jurisdiction set out under the heading “Name and Address of Subscriber” on the signature page of this Subscription Agreement;

(g)

the sale of the Securities to the Subscriber as contemplated in this Subscription Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

(h)

the Subscriber is an “accredited investor”, as that term is defined in Section 1.1 of the Canadian National Instrument 45-106 and will complete, execute and submit to the Company, prior to the Closing, a Canadian Investor Certificate in the form attached to this Agreement as Exhibit A, evidencing this status;

(i)

the Subscriber was outside the United States when the offer to purchase the Securities was made, has been outside the United States during the process of negotiating the terms of this Subscription Agreement and is outside of the United States when receiving and executing this Subscription Agreement;

(j)	the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the entire investment;

(k)

the Subscriber has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in any way whatsoever for the Subscriber's decision to invest in the Securities and the Company;

(l)

the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time;

(m)

the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

(n)

the Subscriber (i) is able to fend for itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(o)

the Subscriber understands and agrees that none of the Securities have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(p)

the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(q)

the Subscriber is acquiring the Securities as principal for investment only and not with a view to distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons absent registration;

(r)

the Subscriber acknowledges that the Subscriber has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares or the Warrant Shares pursuant to registration of any of the Shares or the Warrant Shares pursuant to the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(s)

the Subscriber understands and agrees that offers and sales of any of the Shares or the Warrant Shares prior to the expiration of a period of forty days after the date of original issuance of the Shares or the Warrant Shares (the forty day period being hereinafter referred to as the "Distribution Compliance Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

(t)

the Subscriber understands and agrees not to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with any applicable securities laws;

(u)	the Subscriber understands and agrees that the Company will refuse to register any transfer of the Shares or the Warrant Shares not made in accordance with the provisions of Regulation S,

pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(v)

the Subscriber is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(w)	no person has made to the Subscriber any written or oral representations:

	(i)	that any person will resell or repurchase any of the Securities;

	(ii)	that any person will refund the purchase price of any of the Securities;

	(iii)	as to the future price or value of any of the Securities; or

(iv)

that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Company on the OTCBB.

6.2                             In this Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S.

7.                               Representations and Warranties of the Company

7.1                             The Company acknowledges and agrees that the Subscriber is entitled to rely upon the representations and warranties of the Company contained in this Agreement and further acknowledges that the Subscriber will be relying upon such representations and warranties in purchasing the Securities.

(a)	The Company is duly incorporated, validly existing and in good standing with respect to the filing of annual reports under the laws of the Province of British Columbia.

(b)	The Company has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(c)

The Company is not in violation or default of any of the provisions of its notice of articles or articles. The Company is in good standing and is duly qualified to conduct its business in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Subscription Agreement, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Subscription Agreement (any of (i), (ii) or (iii) being hereafter referred to as a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(d)

The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Subscription Agreement and to carry out its obligations hereunder. The execution and delivery of this Subscription Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further corporate authorization is required by the Company in connection therewith.

(e)

Upon delivery, this Subscription Agreement will have been duly executed by the Company and will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(f)

The execution and delivery of this Subscription Agreement and the performance by the Company of the obligations imposed on it in this Subscription Agreement, including the issuance and sale of the Securities, do not and will not (i) conflict with or violate any provision of the Company’s notice of articles or articles or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other agreement to which the Company is a party or by which any material property or material asset of the Company, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any material property or material asset of the Company is bound, except, in each case, as could not reasonably be expected to result in a Material Adverse Effect.

(g)

The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement, other than (i) filing with the SEC a Form D within 15 days after the date of this Agreement, (ii) filing with the BCSC and the OSC any report of exempt distribution on Form 45-106F1 as may required with respect to the Subscription, (iii) filing the Registration Statement (as hereinafter defined) and any documents related thereto on or before the Filing Date (as hereinafter defined), and (ii) promptly responding to any comments that the SEC might have with respect to the Registration Statement.

(h)

The Shares and Warrants are duly authorized and, when issued and paid for in accordance with this Subscription Agreement, will be validly issued as fully paid and nonassessable, free and clear of all liens and encumbrances other than restrictions provided for in this Subscription Agreement and applicable law. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued as fully paid and nonassessable, free and clear of all liens and other encumbrances other than restrictions provided for in this Subscription Agreement and applicable laws. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(i)

The Company is authorized to issue an unlimited number of shares of common stock, each without any par value, 2,000,000 shares of Class A preferred stock and 2,000,000 shares of Class B preferred stock, both without par value. As at the date of this Subscription Agreement, and without adjustment for issuance of any of the Shares or Warrants, there are 5,803,827 common shares of the Company issued and outstanding and 2,000,000 shares of the Class B preferred stock issued and outstanding. No Class A common stock is currently issued or outstanding.

8.                               Representations and Warranties will be Relied Upon by the Company

8.1                             The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to purchase the Securities under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Securities under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Securities on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the purchase by the Subscriber of Securities and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Securities.

9.                               U.S. and Local Resale Restrictions

9.1                             The Subscriber acknowledges that any resale of the Securities will be subject to resale restrictions contained in the securities legislation applicable to the Subscriber or proposed transferee. The Subscriber acknowledges that none of the Securities have been registered under the 1933 Act or the securities laws of any state of the United States, although the Company has agreed to file a registration statement with the SEC pursuant to Section 12, below. None of the Securities may be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state and provincial securities laws or exemptions from such registration requirements are available.

9.2                             The Subscriber acknowledges that restrictions on the transfer, sale or other subsequent disposition of the Securities by the Subscriber may be imposed by securities laws in addition to any restrictions referred to in Section 9.1 above, and, in particular, the Subscriber acknowledges and agrees that none of the Securities may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period.

10.                             Canadian Resale Restriction

10.1                           The Subscriber acknowledges that the Shares and the Warrant Shares are subject to resale restrictions in British Columbia and Ontario and may not be traded in British Columbia or Ontario except as permitted by the B.C. Act, the Ontario Act and the rules made thereunder in British Columbia and Ontario, respectively, and the National Instruments and other policy statements of the Canadian Securities Administrators (collectively, the “Canadian Securities Laws”).

10.2                           The Subscriber acknowledges that pursuant to National Instrument 45-102, as adopted by the BCSC and the OSC, a subsequent trade in the Shares will be a distribution subject to the prospectus and registration requirements of the Canadian Securities Laws unless certain conditions are met, including the following:

(a)	at least four months (the "Canadian Hold Period") shall have elapsed from the date on which the Shares and the Warrants were issued to the Subscriber;

(b)	during the currency of the Canadian Hold Period, any certificate representing the any of the Securities is imprinted with a legend (the "Canadian Legend") stating:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES IN CANADA BEFORE APRIL 28, 2006"

(iii)      the trade is not a control distribution (as defined in National Instrument 45-102);

(iv)      no unusual effort is made to prepare the market or to create a demand for the Shares or the Warrant Shares that are the subject of the trade;

(v)       no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

(iv)      if the selling security holder is an insider or officer of the Company, the selling security holder has no reasonable grounds to believe that the Company is in default of securities legislation.

10.3                           The Subscriber acknowledges that any certificate representing any of the Shares and the Warrants will have a Canadian Legend imprinted thereon.

11.                             Acknowledgement and Waiver

11.1                           The Subscriber has acknowledged that the decision to acquire the Securities was solely made on the basis of publicly available information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Securities.

12.                             Legending and Registration of Subject Securities

12.1                           The Subscriber hereby acknowledges that a legend may be placed on the certificates representing any of the Securities to the effect that the Securities represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

12.2                           The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

13.                             Resale Registration.

                                  On or prior to the date (the “Filing Date”) that is 60 days after the Closing Date, the Company shall prepare and file with the SEC a "resale" Registration Statement providing for the resale of the Shares and the Warrant Shares (collectively, the “Registrable Securities”) for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form F-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form F-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the rules promulgated thereunder). The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the date (the “Effectiveness Date”) that is 120 days after the earlier of (i) the date of filing of the Registration Statement, and (ii) the Filing Date, and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period").

14.                             Registration Procedures.

14.1                           In connection with the Company's registration obligations hereunder, the Company shall:

(a)

(i) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements as necessary in order to register for resale under the 1933 Act all of the Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the 1933 Act; (iii) respond as promptly as possible to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the 1933 Act and the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to the disposition of all Registrable Securities covered by the

Registration Statement during the applicable period in accordance with the intended methods of disposition by the Subscriber thereof set forth in the Registration Statement as so amended or in such prospectus as so supplemented.

(b)

Notify the Subscriber as promptly as possible (i)(A) when a prospectus or any prospectus supplement or post-effective amendment to the Registration Statement is filed; (B) when the SEC notifies the Company whether there will be a "review" of such Registration Statement and whenever the SEC comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, prospectus or other documents so that, in the case of the Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)

Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(d)

If requested by the Subscriber, (i) promptly incorporate in a prospectus supplement or post- effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(e)

Furnish to the Subscriber, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by the Subscriber (except for those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(f)

Promptly deliver to the Subscriber, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as the Subscriber may reasonably request; and the Company hereby consents to the use of such prospectus and each amendment or supplement thereto by the Subscriber in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.

(g)

Prior to any public offering of the Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Subscriber in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Subscriber requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to use commercially reasonable efforts to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(h)

Cooperate with the Subscriber to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends (provided that the issuance of such unlegended certificates is in compliance with applicable securities laws), and to enable such Registrable Securities to be in such denominations and registered in such names as the Subscriber may request in writing at least two (2) business days prior to any sale of Registrable Securities.

(i)

Upon the occurrence of any event contemplated by Section 14.1(b)(vi), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)

Use its reasonable best efforts to cause all Registrable Securities relating to the Registration Statement to continue to be eligible for quotation or listing on the OTC Bulletin Board or any other securities exchange, quotation system or market, if any, on which similar securities issued by the Company are then listed or traded.

(k)	Comply in all material respects with all applicable rules and regulations of the SEC;

(l)

The Company may require the Subscriber to furnish to the Company information regarding itself and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of the Subscriber if it fails to furnish such information within a reasonable time after receiving such request.

(m)

If the Registration Statement refers to the Subscriber by name or otherwise as the holder of any securities of the Company, then the Subscriber shall have the right to require (if such reference to the Subscriber by name or otherwise is not required by the 1933 Act or any similar federal statute then in force) the deletion of the reference to it in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

(n)

The Subscriber covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the prospectus as then amended or supplemented as contemplated in Section 14.1(f) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 14.1(b) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the 1933 Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

(o)

The Subscriber agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 14.1(b)(ii), 14.1(b)(iii), 14.1(b)(iv), 14.1(b)(v), 14.1(b)(vi) or 14.1(p), the Subscriber will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until the Subscriber's receipt of the copies of the supplemented prospectus and/or amended Registration Statement contemplated by Section 14.1(i), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or Registration Statement.

(p)

If (i) there is material non-public information regarding the Company which the Company's Board of Directors (the "Board") reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose, then the Company may (x) postpone or suspend filing of a registration statement for a period not to exceed 30 consecutive days or (y) postpone or suspend effectiveness of a registration statement for a period not to exceed 20 consecutive days; provided that the Company may not postpone or suspend effectiveness of a registration statement under this Section 14.1(p) for more than 45 days in the aggregate during any 360 day period; provided, however, that no such postponement or suspension shall be permitted for consecutive 20 day periods arising out of the same set of facts, circumstances or transactions.

14.2                           Registration Expenses.

                                  All fees and expenses incident to the performance of or compliance with this Agreement by the Company, except as and to the extent specified in this Section 14.2, shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filing fees required to be paid to the National Association of Securities Dealers, Inc. and the NASD Regulation, Inc. and (C) in compliance with state securities or Blue Sky laws, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Subscriber), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) 1933 Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

15.                             Indemnification.

15.1                           Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Subscriber, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of the Subscriber, each person who controls the Subscriber (within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding the Subscriber furnished in writing to the Company by or on behalf of the Subscriber expressly for use therein, and (ii) that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the 1933 Act), such indemnity agreement shall not inure to the benefit of the Subscriber or any underwriter, broker or other person acting on behalf of holders of the Registrable Securities, from whom the person asserting any loss, claim, damage, liability or expense purchased the Registrable Securities which are the subject thereof, if a copy of such final prospectus had been made available to such person and the Subscriber or such underwriter, broker or other person acting on behalf of the Subscriber and such final prospectus was not delivered to such person with or prior to the written confirmation of the sale of such Registrable Securities to such person. The Company shall notify the Subscriber promptly of the claim, threat or assertion of any proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

15.2                           Indemnification by Subscriber. The Subscriber shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the 1933 Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Subscriber to the Company specifically for inclusion in the Registration Statement or such prospectus.

15.3                           Contribution. If a claim for indemnification under Section 15.1 or 15.2 is unavailable to an indemnified party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of the Registrable Securities. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault, as applicable, of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with (i) any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms or (ii) enforcing any rights under this Section 15.

                                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 15.3 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                  The indemnity and contribution agreements contained in this Section are in addition to any liability that the indemnifying parties may have to the indemnified parties. Notwithstanding anything to the contrary contained herein, the Subscriber shall be liable under this Section 15.3 for only that amount as does not exceed the net proceeds to the Subscriber as a result of the sale of Registrable Securities pursuant to such Registration Statement.

16.                             Rule 144.

                                  As long as the Subscriber owns any Registrable Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Subscriber with true and complete copies of all such filings. As long as the Subscriber owns any Registrable Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Subscriber and make publicly available in accordance with Rule 144(c) promulgated under the 1933 Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as the Subscriber may reasonably request in writing, all to the extent required from time to time to enable the Subscriber to sell the Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 promulgated under the 1933 Act, including providing any legal opinions relating to such sale pursuant to Rule 144.

17.                             Costs

17.1                           The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Unit shall be borne by the Subscriber.

18.                             Governing Law

18.1                           This Subscription Agreement is governed by the laws of the Province of British Columbia.

19.                             Currency

19.1                           Any reference to currency is to the currency of the United States of America unless otherwise indicated.

20.                             Survival

20.1                           This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Unit by the Subscriber pursuant hereto.

21.                             Assignment

21.1                           This Subscription Agreement is not transferable or assignable.

22.                             Severability

22.1                           The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

23.                             Entire Agreement

23.1                           Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Unit and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

24.                             Notices

24.1                           All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on the signature page of this Subscription Agreement and notices to the Company shall be directed to it at 2267 West 10th Avenue, Vancouver, British Columbia Canada V6K 2J1.

25.                             Counterparts and Electronic Means

25.1                           This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

IN WITNESS WHEREOF the Subscriber and the Company have duly executed this Subscription Agreement as of the date of acceptance by the Company.

BG CAPITAL GROUP LTD.,

By:
Authorized Signatory

Print Name and Office

Address:

Slot #2000 A.P. 59223
Nassau, Bahamas

CLEARLY CANADIAN BEVERAGE CORPORATION

Per:
Brent Lokash, President

EXHIBIT A

CANADIAN INVESTOR CERTIFICATE

TO:      CLEARLY CANADIAN BEVERAGE CORPORATION

Certificate

In connection with the purchase by the undersigned (the “Purchaser”) of securities (the “Securities”) of Clearly Canadian Corporation (the “Company”), the undersigned hereby represents, warrants, covenants to and with you and certifies to you that:

1.	the Purchaser is purchasing the Securities as principal for its own account;

2.

the Purchaser is an “accredited investor” within the meaning of National Instrument 45-106 of the Canadian Securities Administrators by virtue of satisfying the indicated criterion as set out in Schedule 1 to this Certificate (YOU MUST ALSO INITIAL SCHEDULE 1 TO THIS CERTIFICATE);

3.	if the Purchaser is resident in the Province of Ontario or is otherwise subject to the laws of the Province of Ontario, the Purchaser:

	(a)	is hereby notified by the Company

		(i)	of the delivery to the Ontario Securities Commission of the following information pertaining to the Purchaser (the “Information”):

			(A)	the full name, residential address and telephone number of the Purchaser;

			(B)	the number and type of securities purchased by the Purchaser;

			(C)	the total purchase price paid by the Purchaser,

			(D)	the Company’s reliance on the “Accredited Investor” exemption under National Instrument 45-106, and

			(E)	the date of distribution of the Securities;

		(ii)	that the Information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in securities legislation,

		(iii)	that the Information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and

(iv)

of the title, business address and business telephone number of the public official in Ontario, who can answer questions about the Ontario Securities Commission’s indirect collection of the Information, which are set out below:

Ontario Securities Commission
Suite 1903, Box 5520 Queen Street West
Toronto, Ontario M5H 3S8
Telephone: (416) 593-3682
Facsimile: (416) 593-8252
Public official contact regarding indirect collection of information:
Administrative Assistant to the Director of Corporate Finance
Telephone (416) 593-8086, and

(b)	has authorized the indirect collection of the Information by the Ontario Securities Commission.

4.	if the Purchaser is resident in the Province of British Columbia or is otherwise subject to the laws of the Province of British Columbia, the Purchaser:

	(a)	is hereby notified by the Company

		(i)	of the delivery to the British Columbia Securities Commission of the Information (as defined in section 3(a)(i) hereof);

		(ii)	that the Information is being collected indirectly by the British Columbia Securities Commission under the authority granted to it in securities legislation,

		(iii)	that the Information is being collected for the purposes of the administration and enforcement of the securities legislation of British Columbia, and

(iv)

that the Purchaser may contact the British Columbia Securities Commission for further information about the collection and use of the Information at the following address and telephone and facsimile numbers:

British Columbia Securities Commission
P.O. Box 10142, Pacific Centre
701 West Georgia Street
Vancouver, British Columbia V7Y 1L2
Telephone: (604) 899-6500
Toll free in British Columbia and Alberta 1-800-373-6393
Facsimile: (604) 899-6506

5.

the above representations, warranties and covenants will be true and correct both as of the execution of this certificate and as of the closing time of the purchase and sale of the Securities and will survive the completion of the issue of the Securities; and

6.

the foregoing representations, warranties and covenants are made by the undersigned with the intent that they be relied upon in determining the suitability of the undersigned as a Purchaser of the Securities and the undersigned undertakes to immediately notify the Company of any change in any statement or other information relating to the Purchaser set forth herein which takes place prior to the closing time.

DATED: _________________________, 2005.

Print Name

By:
Signature

Title

(please print name of individual whose signature
appears above, if different from name of
purchaser printed above)

SCHEDULE 1 to EXHIBIT A
ACCREDITED INVESTOR

Accredited Investor (as defined in section 1.1 of National Instrument 45-106) means:

[Note: Please initial the category of accredited investor that applies to you.]

[________]	(a)	a Canadian financial institution, or a Schedule III bank,

[________]	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

[________]	(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

[________]	(d)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

[________]	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),

[________]	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,

[________]	(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an inter- municipal management board in Québec;

[________]	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

[________]	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,

[________]	(j)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$1,000,000,

[________]	(k)

an individual whose net income before taxes exceeded CDN$200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

[________]	(l)	an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000,

[________]	(m)	a person, other than an individual or investment fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements,

[________]	(n)	an investment fund that distributes or has distributed its securities only to

(i)	a person that is or was an accredited investor at the time of the distribution,
(ii)

a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of National Instrument 45-106, or

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of National Instrument 45- 106,

[________]	(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

[________]	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

[________]	(q)	a person acting on behalf of a fully managed account managed by that person, if that person

(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and
(ii)	in Ontario, is purchasing a security that is not a security of an investment fund;

[________]	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

[________]	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

[________]	(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

[________]	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

[________]	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i)	an accredited investor, or
(ii)	an exempt purchaser in Alberta or British Columbia after National Instrument 45-106 comes into force.

For purposes hereof (as defined in National Instrument 45-106):

“financial assets” means

(a) cash,

(b) securities, or

(c) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

“related liabilities” means

(a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b) liabilities that are secured by financial assets;

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Affiliate

For the purpose of National Instrument 45-106, an issuer is an affiliate of another issuer if

(a) one of them is the subsidiary of the other, or

(b) each of them is controlled by the same person.

Control

Except in Part 2, Division 4 of National Instrument 45-106, and for the purpose of this Instrument, a person (first person) is considered to control another person (second person) if

(a) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

EXHIBIT B-1

SERIES A WARRANT CERTIFICATE

EXHIBIT B-2

SERIES B WARRANT CERTIFICATE

EXHIBIT B-3

SERIES C WARRANT CERTIFICATE

EXHIBIT B-4

SERIES D WARRANT CERTIFICATE